EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $503,000 For Third Fiscal Quarter 2018.
Loan Growth Continues, New Capital Raise Completed and Merger Announcement Highlight Third Fiscal Quarter 2018.

EAU CLAIRE, WI, July 27, 2018 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported earnings of $503,000, or $0.08 per diluted share in Q3 fiscal 2018, compared to $1.083 million, or $0.20 per diluted share, in the third fiscal quarter one year earlier. The Q3 fiscal 2018 operations reflected higher professional fees associated with the announced proposed acquisition of United Bank ("United"), increased loan loss provision expense associated with $40 million in loan growth, write-downs on closed branches held for sale and reported as OREO and final settlement of the outstanding litigation matter. For the nine months ended June 30, 2018, earnings increased 8% to $3.184 million, or $0.52 per diluted share from $2.957 million, or $0.56 per diluted share for the nine months ended June 30, 2017.
Core earnings (non-GAAP)* were $730,000, or $0.11 per diluted share for Q3 fiscal 2018 compared to $1.249 million, or $0.23 per diluted shares for Q3 fiscal 2017. Core earnings (non-GAAP)* exclude merger and branch closure expenditures, insurance and legal settlement proceeds received, and the net impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") which are itemized on the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)*".
“We saw strong loan growth during the quarter across our commercial banking business, which reflected strong economic conditions in our markets and the expanded capacity of our banking team in northwest Wisconsin and Mankato, Minnesota,” said Stephen Bianchi, President and Chief Executive Officer. "Commercial and Industrial loans grew $17 million in the quarter with an additional $28 million growth in commercial real estate loans."
"We are also making progress on the proposed acquisition of United Bank announced in June for approximately $50.7 million in cash. The acquisition will be funded by the $65 million in preferred stock sold in June. We believe the in-market United Bank acquisition, expected to be completed in the fourth calendar quarter of 2018, will continue our transformation into a more efficient banking operation focused on a commercial, consumer and mortgage banking business model. This approach will allow us to deliver value to our clients and our stakeholders," Mr. Bianchi stated.
*Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)".

Q3 Fiscal 2018 Financial Highlights: (at or for the periods ended June 30, 2018, compared to June 30, 2017 and /or March 31, 2018)

•
Net income totaled $503,000 in Q3 fiscal 2018, compared to $1.08 million a year ago, and $1.34 million in Q2 fiscal 2018. Expenses increased during the current quarter due to higher provision for loan losses related to strong organic commercial loan growth, valuation reductions to OREO branch offices that are scheduled for sale, acquisition related expenses and expenses related to resolve litigation.

•
Net interest margin (NIM) remained at 3.40% for the current quarter, compared to 3.40% for Q2 fiscal 2018 and 3.41% a year earlier. The increase in funding costs were offset by higher asset yields, primarily from loans and higher levels of equity due to the preferred stock offer.

•
Loan loss provision was $650,000 in Q3 fiscal 2018 compared to $100,000 the previous quarter as the Community Banking loan portfolio, consisting of commercial banking business and consumer lending, showed strong growth. The allowance for loan and lease losses (“ALLL”) was 0.85% of total loans at June 30, 2018, compared to 0.82% one quarter earlier. Loans acquired, which are reported at fair market value at acquisition, are included in total loans. Nonperforming assets (“NPA”) declined as sales of OREO properties accelerated. NPA’s were $12.7 million, or 1.31% of total assets at June 30, 2018, compared to $14.0 million, or 1.49% of total assets at March 31, 2018. The decrease was primarily the result of sales of foreclosed and repossessed assets during the quarter. Foreclosed and repossessed assets declined to $5.4 million at June 30, 2018 from $7.1 million at March 31, 2018. Net charge offs were $79,000 for Q3 fiscal 2018 compared to $72,000 for Q2 fiscal 2018.

•
Total non-interest expense for Q3 fiscal 2018 of $7.87 million was higher compared to Q2 fiscal 2018 at $7.10 million. The increase was largely related to increased professional fees related to both the proposed acquisition totaling $228,000 and litigation costs totaling $198,000, as well as OREO branch office write-downs totaling $449,000. The Bank has accepted offers to sell these two facilities.

•
Net loans increased to $754.6 million at June 30, 2018, compared to $715.2 million at March 31, 2018, reflecting growth in commercial, multi-family and agricultural loans. As a result of this loan growth, assets increased to $975.1 million at June 30, 2018 compared to $940.4 million one quarter earlier and $665.6 million one year earlier.

As a result of the issuance of preferred stock, the Company's June 30, 2018 capital ratios temporarily increased. Approximately $50.7 million of the proceeds from the preferred stock placement will be utilized to fund the United acquisition. The Company's capital ratios will decline in the quarter the United acquisition is completed. All capital ratios are expected to exceed regulatory guidelines for a well-capitalized financial institution.

Bank and Company capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2018:

	Citizens Community Federal N.A.	Citizens Community Bancorp, Inc.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	12.8%	19.6%	10.0%
Tier 1 capital (to risk weighted assets)	11.9%	16.7%	8.0%
Common equity tier 1 capital (to risk weighted assets)	11.9%	8.3%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	13.1%	5.0%

Balance Sheet and Asset Quality Review
Total assets were $975.1 million at June 30, 2018, compared to $940.4 million at March 31, 2018, and $665.6 million at June 30, 2017. The increase in total assets from a year ago was primarily due to the acquisition of Wells Financial completed in August 2017, while the most recent increase was supported by new capital and loan growth.

Loan balances increased 5.5% from the linked quarter primarily due to an increase in commercial, multi-family and agricultural loans, offset partially by the reduction of the Legacy Loan portfolio, consisting of one to four family loans and indirect paper loans. The timing of the loan growth was weighted to later in the quarter. As such, the volume impact of this gain will enhance net interest income in our fourth fiscal quarter. The current loan growth was also supported by a large single $8.2 million bridge loan which is expected to be repaid before our fiscal year-end. At June 30, 2018, the Community Banking portfolio totaled 62% of the total loan portfolio, versus 58% for the prior quarter and 45% one year earlier. As expected, the Legacy Loan portfolio continues to decrease, both in dollars and percentage of total loan outstandings, as the portfolio shrinks due to loan amortization and prepayments.

The allowance for loan and lease losses increased in Q3 fiscal 2018 to $6.5 million, representing 0.85% of total loans, compared to $5.9 million and 0.82% of total loans at March 31, 2018. Net charge offs were $79,000 for Q3 fiscal 2018 compared to $72,000 for Q2 fiscal 2018.

Nonperforming assets were $12.7 million, or 1.31% of total assets at June 30, 2018 compared to $14.0 million, or 1.49% of total assets at March 31, 2018. The decrease was primarily the result of sales of foreclosed and repossessed assets during the quarter. Foreclosed and repossessed assets declined to $5.4 million at June 30, 2018 from $7.1 million at March 31, 2018.

Deposits totaled $744.5 million at June 30, 2018, compared to $748.6 million at March 31, 2018, and $519.1 million at June 30, 2017. Noninterest-bearing deposits increased to $82.1 million at June 30, 2018, compared to $79.9 million at March 31, 2018, and $49.6 million at June 30, 2017.

Federal Home Loan Bank ("FHLB") advances decreased to $58.0 million at June 30, 2018, compared to $85.0 million at March 31, 2018. FHLB advances were used to fund loan growth during the quarter and then paid down with the preferred stock proceeds placed on deposit with the Bank. The Bank utilized the increase in deposits, which are eliminated in consolidation, to temporarily reduce FHLB advances.

Book value per share was $12.50 at June 30, 2018, compared to $12.45 at March 31, 2018. Tangible book value per share (non-GAAP) was $9.89 at June 30, 2018, compared to $9.82 at March 31, 2018.

On June 20, 2018, the Company entered into a securities purchase agreement and a registration rights agreement with each of a limited number of institutional and other accredited investors, including certain officers and directors of the Company (collectively the “Purchasers”), pursuant to which the Company sold an aggregate of 500,000 shares of the Company’s 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, (the “Series A Preferred Stock”), in a private placement (the “Private Placement”) at $130 per share, for aggregate gross proceeds of $65 million.

Each share of Series A Preferred Stock will be mandatorily convertible into ten shares of common stock following receipt of stockholder approval of the issuance of the shares of common stock into which the Series A Preferred Stock is expected to be converted.  The Company has scheduled a special meeting of stockholders on September 25, 2018 for purposes of a stockholder vote regarding approval of issuance of the shares of common stock into which the Series A Preferred Stock is expected to be converted.

Review of Operations

Net interest income was $7.5 million for Q3 fiscal 2018, compared to $7.4 million for Q2 fiscal 2018 and $5.3 million one year earlier. For the nine months ended June 30, 2018, net interest income was $22.4 million compared to $16.1 million for the nine months ended June 30, 2017. The net interest margin (“NIM”) remained at 3.40% for Q3 fiscal 2018 compared to 3.40% one quarter earlier and 3.41% for the like quarter one year earlier.

Loan yields increased to 4.87% for Q3 fiscal 2018 compared to 4.77% one quarter earlier and 4.57% for Q3 fiscal 2017. Meanwhile, deposit costs increased to 0.86% for Q3 fiscal 2018 from 0.76% one quarter earlier and declined from 0.88% for Q3 fiscal 2017. Costs on the FHLB and other borrowings increased to 3.01% for Q3 fiscal 2018 from 2.57% one quarter earlier and 1.34% for the quarter ended Q3 2017. For the nine months ended June 30, 2018, the NIM increased to 3.41% from 3.36% for the nine months ended June 30, 2017.
For Q3 fiscal 2018, $650,000 of provision for loan losses was recorded, reflecting strong organic loan growth.
Total non-interest income was $1.77 million for Q3 fiscal 2018 compared to $1.68 million for Q2 fiscal 2018 and $991,000 for Q3 fiscal 2017. The higher level of non-interest income primarily relates to higher gains on the sale of mortgage loans originated and higher loan fees and service charges. For the nine months ended June 30, 2018, non-interest income totaled $5.38 million compared to $3.36 million for the nine months ended June 30, 2017.

Total non-interest expense was $7.9 million for Q3 fiscal 2018 compared to $7.1 million for Q2 fiscal 2018 and $4.6 million for Q3 fiscal 2017. Total non-interest expense for the third quarter includes higher professional fees largely associated with the proposed United Bank acquisition totaling $228,000 and resolved litigation costs totaling $198,000, as well as OREO branch office write-downs totaling $449,000. For the nine months ended June 30, 2018, total non-interest expenses totaled $22.1 million compared to $15.0 million for the nine months ended June 30, 2017. The higher expenses for the nine-month period primarily relate to increased costs associated with the prior acquisition of Wells Financial Corp completed on August 18, 2017 and higher staffing levels to support growth, along with the third quarter items noted above.

Provisions for income taxes were $220,000 for Q3 fiscal 2018 compared to $487,000 for Q2 fiscal 2018 and $604,000 for Q3 fiscal 2017. The effective tax rate for Q3 fiscal 2018 was 30.4% compared to 26.6% one quarter earlier and 35.8% for Q3 fiscal 2017. The higher effective tax rate for Q3 fiscal 2018 was partially the result of non-deductible expenses related to the proposed United Bank acquisition. For the nine months ended June 30, 2018, the effective tax rate was 33.3% compared to 34.1% for the nine months ended June 30, 2017. The nine-month period ended June 30, 2018, was impacted by the revaluation of net deferred tax assets in the first quarter of fiscal 2018 and the tax impact of non-deductible acquisition costs in the third quarter. The Tax Cuts and Jobs Act of 2017 (“the Tax Act”), enacted on December 22, 2017, reduces the corporate Federal income tax rate for the Company from 34% to 24.5% in fiscal 2018 and 21% in fiscal 2019. Additionally, the Tax Act made other changes to U.S. corporate income tax laws.

These financial results are preliminary until the Form 10-Q is filed in August 2018.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 22 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently completed merger with Wells Federal Bank of Wells, MN expands its market share in Mankato and southern Minnesota and added seven branch locations along with expanded services through Wells Insurance Agency.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and Citizens Community Federal N.A. (“CCFBank”). These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; the risk that the acquisition of United Bank may be more difficult, costly or time consuming or that the expected benefits are not realized; failure to obtain applicable regulatory approvals and meet other closing conditions to the acquisition of United Bank on the expected terms and schedule; the risk that if the acquisition of United Bank were not completed it could negatively impact the stock price and the future business and financial results of the Company; difficulties and delays in integrating the acquired business operations or fully realizing cost savings and other benefits; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or CCFBank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in federal or state tax laws; litigation risk; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees and the net impact of the Tax Cuts and Jobs Act of 2017. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017
Assets
Cash and cash equivalents	$27,731	$31,468	$41,677	$33,749
Other interest bearing deposits	8,160	8,399	8,148	995
Securities available for sale "AFS"	119,702	118,314	95,883	78,475
Securities held to maturity "HTM"	4,809	5,013	5,453	5,653
Non-marketable equity securities, at cost	6,862	7,707	7,292	4,498
Loans receivable	761,087	721,128	732,995	519,403
Allowance for loan losses	(6,458)	(5,887)	(5,942)	(5,756)
Loans receivable, net	754,629	715,241	727,053	513,647
Loans held for sale	1,778	1,520	2,334	979
Mortgage servicing rights	1,841	1,849	1,886	—
Office properties and equipment, net	9,947	9,151	9,645	5,023
Accrued interest receivable	3,306	3,251	3,291	1,950
Intangible assets	4,966	5,126	5,449	753
Goodwill	10,444	10,444	10,444	4,663
Foreclosed and repossessed assets, net	5,392	7,080	6,017	622
Bank owned life insurance	11,581	11,502	11,343	11,389
Other assets	3,922	4,318	4,749	3,245
TOTAL ASSETS	$975,070	$940,383	$940,664	$665,641
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$744,536	$748,615	$742,504	$519,133
Federal Home Loan Bank advances	58,000	85,000	90,000	67,900
Other borrowings	29,059	29,479	30,319	11,000
Other liabilities	8,264	3,780	4,358	1,598
Total liabilities	839,859	866,874	867,181	599,631
Stockholders’ equity:
Preferred stock - $0.01 par value, $130.00 per share liquidation, 1,000,000 shares authorized, 500,000 shares issued and outstanding	61,289	—	—	—
Common stock— $0.01 par value, authorized 30,000,000; 5,914,379; 5,902,481; 5,888,816 and 5,270,895 shares issued and outstanding, respectively	59	59	59	53
Additional paid-in capital	63,850	63,575	63,383	55,089
Retained earnings	12,904	12,401	10,764	11,221
Unearned deferred compensation	(716)	(515)	(456)	(214)
Accumulated other comprehensive (loss) gain	(2,175)	(2,011)	(267)	(139)
Total stockholders’ equity	135,211	73,509	73,483	66,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$975,070	$940,383	$940,664	$665,641
Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest and dividend income:
Interest and fees on loans	$8,865	$8,539	$6,030	$26,125	$18,632
Interest on investments	905	813	591	2,409	1,476
Total interest and dividend income	9,770	9,352	6,621	28,534	20,108
Interest expense:
Interest on deposits	1,432	1,250	1,035	3,884	3,204
Interest on FHLB borrowed funds	412	314	164	987	500
Interest on other borrowed funds	446	432	107	1,300	308
Total interest expense	2,290	1,996	1,306	6,171	4,012
Net interest income before provision for loan losses	7,480	7,356	5,315	22,363	16,096
Provision for loan losses	650	100	—	850	—
Net interest income after provision for loan losses	6,830	7,256	5,315	21,513	16,096
Non-interest income:
Service charges on deposit accounts	413	430	325	1,303	1,065
Interchange income	338	302	203	946	575
Loan servicing income	337	346	62	1,011	205
Gain on sale of mortgage loans	226	189	206	709	490
Loan fees and service charges	116	87	96	357	418
Insurance commission income	187	187	—	540	—
Settlement proceeds	—	—	—	—	283
Gains (losses) on available for sale securities	4	(21)	—	(17)	29
Other	146	155	99	532	295
Total non-interest income	1,767	1,675	991	5,381	3,360
Non-interest expense:
Compensation and benefits	3,840	3,806	2,395	11,201	7,629
Occupancy	733	761	565	2,199	2,196
Office	417	426	304	1,281	897
Data processing	720	733	476	2,157	1,402
Amortization of intangible assets	161	161	38	484	119
Amortization of mortgage servicing rights	84	76	—	250	—
Advertising, marketing and public relations	185	146	75	480	243
FDIC premium assessment	94	115	79	351	231
Professional services	735	323	382	1,746	1,218
Loss (gain) on repossessed assets, net	450	—	(11)	464	(16)
Other	455	556	316	1,507	1,050
Total non-interest expense	7,874	7,103	4,619	22,120	14,969
Income before provision for income taxes	723	1,828	1,687	4,774	4,487
Provision for income taxes	220	487	604	1,590	1,530
Net income attributable to common stockholders	$503	$1,341	$1,083	$3,184	$2,957
Per share information:
Basic earnings	$0.09	$0.23	$0.21	$0.54	$0.56
Diluted earnings	$0.08	$0.23	$0.20	$0.52	$0.56
Cash dividends paid	$—	$0.20	$—	$0.20	$0.16
Book value per share at end of period	$12.50	$12.45	$12.52	$12.50	$12.52
Tangible book value per share at end of period (non-GAAP)	$9.89	$9.82	$11.50	$9.89	$11.50

Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP):

	Three Months Ended			Nine Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP earnings before income taxes	$723	$1,828	$1,687	$4,774	$4,487
Merger related costs (1)	228	10	147	332	343
Branch closure costs (2)	16	1	59	24	696
Settlement proceeds	—	—	—	—	(283)
Prepayment fee	—	—	—	—	104
Core earnings before income taxes (3)	967	1,839	1,893	5,130	5,347
Provision for income tax on core earnings (4)	237	451	644	1,257	1,819
Core earnings after income taxes (3)	$730	$1,388	$1,249	$3,873	$3,528
GAAP diluted earnings per share, net of tax	$0.08	$0.23	$0.20	$0.52	$0.56
Merger related costs, net of tax	0.03	—	0.02	0.05	0.04
Branch closure costs, net of tax	—	—	0.01	—	0.08
Tax Cuts and Jobs Act of 2017 tax provision (5)	—	—	—	0.05	—
Settlement Proceeds	—	—	—	—	(0.03)
Prepayment fee	—	—	—	—	0.01
Core diluted earnings per share, net of tax	$0.11	$0.23	$0.23	$0.62	$0.66

Average diluted shares outstanding	6,461,760	5,932,342	5,316,726	6,082,543	5,305,460
(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations.
(2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the valuation reduction of the Ridgeland branch office in the fourth quarter of fiscal 2017.
(3) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.
(4) Provision for income tax on core earnings is calculated at 24.5% for all quarters in fiscal 2018 and at 34% for all quarters in the prior fiscal year, which represents our federal statutory tax rate for each respective period presented.
(5) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275 in December 2017, which is included in provision for income taxes expense in the consolidated statement of operations.
(6) Reconciliation of tangible book value:

Tangible book value per share at end of period	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017
Total stockholders' equity	$135,211	$73,509	$73,483	$66,010
Less: Preferred stock	(61,289)	—	—	—
Less: Goodwill	(10,444)	(10,444)	(10,444)	(4,663)
Less: Intangible assets	(4,966)	(5,126)	(5,449)	(753)
Tangible common equity (non-GAAP)	$58,512	$57,939	$57,590	$60,594
Ending common shares outstanding	5,914,379	5,902,481	5,888,816	5,270,895
Tangible book value per share (non-GAAP)	$9.89	$9.82	$9.78	$11.50

Nonperforming Assets:

	June 30, 2018 and Three Months Ended	March 31, 2018 and Three Months Ended	September 30, 2017 and Twelve Months Ended	June 30, 2017 and Three Months Ended
Nonperforming assets:
Nonaccrual loans	$6,627	$6,642	$7,452	$6,035
Accruing loans past due 90 days or more	710	281	589	681
Total nonperforming loans (“NPLs”)	7,337	6,923	8,041	6,716
Other real estate owned ("OREO")	5,328	7,015	5,962	580
Other collateral owned	64	65	55	42
Total nonperforming assets (“NPAs”)	$12,729	$14,003	$14,058	$7,338
Troubled Debt Restructurings (“TDRs”)	$8,210	$8,699	$5,851	$3,389
Nonaccrual TDRs	$2,349	$2,607	$621	$393
Average outstanding loan balance	$735,723	$725,601	$653,717	$527,106
Loans, end of period	$761,087	$721,128	$732,995	$519,403
Total assets, end of period	$975,070	$940,383	$940,664	$665,528
Allowance for loan losses ("ALL"), at beginning of period	$5,887	$5,859	$6,068	$5,835
Loans charged off:
Residential real estate	(47)	(49)	(233)	(50)
Commercial/Agricultural real estate	(65)	(8)	—	—
Consumer non-real estate	(34)	(67)	(389)	(54)
Commercial/Agricultural non-real estate	(5)	—	(9)	(7)
Total loans charged off	(151)	(124)	(631)	(111)
Recoveries of loans previously charged off:
Residential real estate	34	4	14	4
Commercial/Agricultural real estate	—	—	—	—
Consumer non-real estate	26	48	171	28
Commercial/Agricultural non-real estate	12	—	1	—
Total recoveries of loans previously charged off:	72	52	186	32
Net loans charged off (“NCOs”)	(79)	(72)	(445)	(79)
Additions to ALL via provision for loan losses charged to operations	650	100	319	—
ALL, at end of period	$6,458	$5,887	$5,942	$5,756
Ratios:
ALL to NCOs (annualized)	2,043.67%	2,044.10%	1,335.28%	1,821.52%
NCOs (annualized) to average loans	0.04%	0.04%	0.07%	0.06%
ALL to total loans	0.85%	0.82%	0.81%	1.11%
NPLs to total loans	0.96%	0.96%	1.10%	1.29%
NPAs to total assets	1.31%	1.49%	1.49%	1.10%

Nonaccrual Loans Rollforward:

	Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Balance, beginning of period	$6,642	$6,388	$7,452	$6,035	$5,767
Additions	3,225	901	$287	514	626
Acquired nonaccrual loans	—	—	—	1,449	—
Charge-offs	(38)	(34)	(74)	(22)	(15)
Transfers to OREO	—	(334)	(52)	(163)	(159)
Return to accrual status	—	—	—	—	—
Payments received	(2,915)	(257)	(1,207)	(345)	(168)
Other, net	(287)	(22)	(18)	(16)	(16)
Balance, end of period	$6,627	$6,642	$6,388	$7,452	$6,035
Other Real Estate Owned Rollforward:

	Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Balance, beginning of period	$7,015	$6,996	$5,962	$580	$648
Loans transferred in	—	334	$52	163	159
Acquired OREO	—	—	—	5,343	—
Branch properties transferred in	—	—	1,444	250	—
Sales	(889)	(256)	(394)	(353)	(249)
Write-downs	(498)	(27)	(16)	(33)	—
Other, net	(300)	(32)	(52)	12	22
Balance, end of period	$5,328	$7,015	$6,996	$5,962	$580

Troubled Debt Restructurings in Accrual Status

	June 30, 2018		March 31, 2018		September 30, 2017		June 30, 2017
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings: Accrual Status
Residential real estate	32	$3,580	28	$3,015	28	$3,084	40	$4,581
Commercial/Agricultural real estate	14	1,662	12	2,414	8	1,890	11	602
Consumer non-real estate	15	122	16	146	17	168	19	201
Commercial/Agricultural non-real estate	3	496	3	517	2	88	2	50
Total loans	64	$5,860	59	$6,092	55	$5,230	72	$5,434

Loan Composition - Detail

To better help understand the Bank's loan trends, we have added the below table. The loan categories and amounts shown are the same as on the following page and are presented in a different format. The Community Banking loan portfolios reflect the Bank's strategy to grow its commercial banking business and consumer lending. The Legacy loan portfolios reflect the Bank's strategy to sell substantially all newly originated one to four family loans in the secondary market and the discontinuation of originated and purchased indirect paper loans, effective in the first quarter of fiscal 2017.

	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017
Community Banking Loan Portfolios:
Commercial/Agricultural real estate:
Commercial real estate	$208,526	$187,735	$159,962	$104,277
Agricultural real estate	70,881	64,143	68,002	29,688
Multi-family real estate	45,707	38,389	26,228	23,354
Construction and land development	15,258	13,180	19,708	13,987
Commercial/Agricultural non-real estate:
Commercial non-real estate	74,763	58,200	55,251	32,557
Agricultural non-real estate	26,366	23,529	23,873	16,406
Residential real estate:
Purchased HELOC loans	15,237	16,187	18,071	—
Consumer non-real estate:
Other consumer	19,063	18,402	20,668	15,260
Total Community Banking Loan Portfolios	475,801	419,765	391,763	235,529

Legacy Loan Portfolios:
Residential real estate:
One to four family	202,356	209,044	229,563	156,735
Consumer non-real estate:
Originated indirect paper	66,791	73,599	85,732	93,887
Purchased indirect paper	19,801	22,665	29,555	33,660
Total Legacy Loan Portfolios	288,948	305,308	344,850	284,282
Gross loans	$764,749	$725,073	$736,613	$519,811

Loan Composition:

	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017
Originated Loans:
Residential real estate:
One to four family	$122,028	$122,903	$132,380	$136,527
Purchased HELOC loans	15,237	16,187	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	156,760	130,795	97,155	79,450
Agricultural real estate	23,739	12,683	10,628	8,428
Multi-family real estate	42,360	36,713	24,486	23,354
Construction and land development	11,212	8,990	12,399	11,951
Consumer non-real estate:
Originated indirect paper	66,791	73,599	85,732	93,887
Purchased indirect paper	19,801	22,665	29,555	33,660
Other Consumer	15,549	14,466	14,496	14,836
Commercial/Agricultural non-real estate:
Commercial non-real estate	58,637	41,141	35,198	22,308
Agricultural non-real estate	16,792	13,064	12,493	12,213
Total originated loans	$548,906	$493,206	$472,593	$436,614
Acquired Loans:
Residential real estate:
One to four family	$80,328	$86,141	$97,183	$20,208
Commercial/Agricultural real estate:
Commercial real estate	51,766	56,940	62,807	24,827
Agricultural real estate	47,142	51,460	57,374	21,260
Multi-family real estate	3,347	1,676	1,742	—
Construction and land development	4,046	4,190	7,309	2,036
Consumer non-real estate:
Other Consumer	3,514	3,936	6,172	424
Commercial/Agricultural non-real estate:
Commercial non-real estate	16,126	17,059	20,053	10,249
Agricultural non-real estate	9,574	10,465	11,380	4,193
Total acquired loans	$215,843	$231,867	$264,020	$83,197
Total Loans:
Residential real estate:
One to four family	$202,356	$209,044	$229,563	$156,735
Purchased HELOC loans	15,237	16,187	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	208,526	187,735	159,962	104,277
Agricultural real estate	70,881	64,143	68,002	29,688
Multi-family real estate	45,707	38,389	26,228	23,354
Construction and land development	15,258	13,180	19,708	13,987
Consumer non-real estate:
Originated indirect paper	66,791	73,599	85,732	93,887
Purchased indirect paper	19,801	22,665	29,555	33,660
Other Consumer	19,063	18,402	20,668	15,260
Commercial/Agricultural non-real estate:
Commercial non-real estate	74,763	58,200	55,251	32,557
Agricultural non-real estate	26,366	23,529	23,873	16,406
Gross loans	$764,749	$725,073	$736,613	$519,811
Unearned net deferred fees and costs and loans in process	693	839	1,471	1,023
Unamortized discount on acquired loans	(4,355)	(4,784)	(5,089)	(1,431)
Total loans receivable	$761,087	$721,128	$732,995	$519,403

Deposit Composition:

	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017
Non-interest bearing demand deposits	$82,135	$79,945	$75,318	$49,582
Interest bearing demand deposits	151,117	151,860	147,912	49,366
Savings accounts	98,427	100,363	102,756	53,124
Money market accounts	115,369	115,299	125,749	128,435
Certificate accounts	297,488	301,148	290,769	238,626
Total deposits	$744,536	$748,615	$742,504	$519,133

Average balances, Interest Yields and Rates:

	Three months ended June 30, 2018			Three months ended March 31, 2018			Three months ended June 30, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$19,203	$61	1.27%	$27,772	$62	0.91%	$17,246	$27	0.66%
Loans receivable	729,390	8,865	4.87%	725,601	8,540	4.77%	526,661	6,030	4.57%
Interest bearing deposits	8,418	44	2.10%	7,281	31	1.73%	808	4	2.18%
Investment securities (1)	124,715	701	2.44%	113,943	620	2.39%	84,845	512	2.11%
Non-marketable equity securities, at cost	8,158	99	4.87%	8,005	99	5.02%	4,488	48	4.58%
Total interest earning assets (1)	$889,884	$9,770	4.43%	$882,602	$9,352	4.32%	$634,048	$6,621	4.13%
Average interest bearing liabilities:
Savings accounts	$94,741	$53	0.22%	$94,497	$28	0.12%	$47,184	$13	0.14%
Demand deposits	150,666	129	0.34%	153,032	114	0.30%	50,617	59	0.47%
Money market accounts	115,625	196	0.68%	118,622	161	0.55%	122,709	126	0.41%
CD’s	271,311	959	1.42%	265,621	863	1.32%	226,189	767	1.33%
IRA’s	32,890	94	1.15%	33,688	84	1.01%	26,852	70	1.10%
Total deposits	$665,233	$1,431	0.86%	$665,460	$1,250	0.76%	$473,551	$1,035	0.88%
FHLB advances and other borrowings	114,498	859	3.01%	117,939	746	2.57%	74,548	271	1.34%
Total interest bearing liabilities	$779,731	$2,290	1.18%	$783,399	$1,996	1.03%	$548,099	$1,306	0.94%
Net interest income		$7,480			$7,356			$5,315
Interest rate spread			3.25%			3.29%			3.27%
Net interest margin (1)			3.40%			3.40%			3.41%
Average interest earning assets to average interest bearing liabilities			1.14			1.13			1.16

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% for the quarters ended June 30, 2018 and March 31, 2018. The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 34% for the quarter ended June 30, 2017. The FTE adjustment to net interest income included in the rate calculations totaled $55, $52 and $70 for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

	Nine months ended June 30, 2018			Nine months ended June 30, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$24,840	$191	1.03%	$15,007	$68	0.61%
Loans receivable	729,253	26,125	4.79%	542,600	18,632	4.59%
Interest bearing deposits	7,837	107	1.83%	770	11	1.91%
Investment securities (1)	113,662	1,834	2.34%	85,910	1,249	2.28%
Non-marketable equity securities, at cost	7,787	277	4.76%	4,847	148	4.08%
Total interest earning assets (1)	$883,379	$28,534	4.34%	$649,134	$20,108	4.19%
Average interest bearing liabilities:
Savings accounts	$95,293	$103	0.14%	$45,342	$46	0.14%
Demand deposits	150,262	333	0.30%	50,439	194	0.51%
Money market accounts	118,779	524	0.59%	126,061	387	0.41%
CD’s	267,264	2,662	1.33%	235,341	2,352	1.34%
IRA’s	33,883	262	1.03%	27,861	225	1.08%
Total deposits	$665,481	$3,884	0.78%	$485,044	$3,204	0.88%
FHLB advances and other borrowings	115,623	2,287	2.64%	77,914	808	1.39%
Total interest bearing liabilities	$781,104	$6,171	1.06%	$562,958	$4,012	0.95%
Net interest income		$22,363			$16,096
Interest rate spread			3.29%			3.24%
Net interest margin (1)			3.41%			3.36%
Average interest earning assets to average interest bearing liabilities			1.13			1.15

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% and 34% for the nine months ended June 30, 2018 and June 30, 2017, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $159 and $214 for the nine months ended June 30, 2018 and June 30, 2017, respectively.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	June 30, 2018	March 31, 2018	September 30, 2017	June 30, 2017	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	12.8%	13.2%	13.2%	15.4%	10.0%
Tier 1 capital (to risk weighted assets)	11.9%	12.4%	12.4%	14.2%	8.0%
Common equity tier 1 capital (to risk weighted assets)	11.9%	12.4%	12.4%	14.2%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	9.3%	9.2%	10.3%	5.0%